Exhibit 3.99

REPORT OF A LIMITED PARTNERSHIP

BE IT KNOWN, THAT HEALTHSOUTH of Sarasota Limited Partnership, a limited Partnership organized pursuant to the provisions of Section 10-9A-20, Code of Alabama 1975, hereby makes this report to the Secretary of State pursuant to the provisions of Section 10-9A-3, Code of Alabama 1975:

That the Limited Partnership was formed and organized by executing and recording the certificate of limited partnership in the office of the Judge of Probate of Jefferson County on December 29, 1994.

That the address of the principal office of the limited partnership is:

Two Perimeter Park South

Suite 224W

Birmingham, Alabama 35203

That the address of the office (which may but need not be a place of its business in this state) at which shall be kept the records required by Section 10-9A-4 is:

Two Perimeter Park South

Suite 224W

Birmingham, Alabama 35243

That the name and address of the agent for service of process is:

Haskell Slaughter Young & Johnston,

Professional Association

1200 AmSouth/Harbert Plaza

1901 Sixth Avenue North

Birmingham, Alabama 35203

Sworn to this 29th day of December, 1994, at Birmingham, Alabama.

HEALTHSOUTH of Sarasota Limited Partnership
by its general partner HEALTHSOUTH Real Property Holding Corporation

By:	/s/ Anthony J. Tanner
Anthony J. Tanner
Vice President

By: HEALTHSOUTH Rehabilitation Corporation its limited partner

By:	/s/ Anthony J. Tanner
Anthony J. Tanner
Executive Vice President

CHANGES FOR: HEALTHSOUTH OF Sarasota Limited Partnership

                    (name of entity)

The following will serve to make changes to the original reports or applications of a LLC or LP as filed in the Office of the Secretary of State of Alabama. This form may be used to change the registered agent, registered address, principal address, members, or any information that is now different from the original report or application.

1.	Name of Entity HEALTHSOUTH of Sarasota Limited Partnership

2.	State & County of Formation: Alabama, Jefferson County Date of Formation: December 29, 1994

3.	The name of the registered agent is: Haskell, Slaughter, Young and Johnston to: THE CORPORATION COMPANY

4.	Please change the registered address from: 200 AmSouth Harbert Plaza, 19001 6th Avenue, Birmingham, AL 35203

to: 2000 Interstate Park Drive, Suite 204, Montgomery, AL 36109

5.	Please change the principal address from:

to:

6.	Please make the following changes other than above:

DATE: June 16, 1998	SIGNATURE:	/s/ William W. Horton
HEALTHSOUTH Real Property Holding Corp, Its General Partner
(Please Print/Type Name)

William W. Horton, Vice President
(Your Title)